UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 26, 2010 (August 20, 2010)

Commission File No. 0-5411

HERLEY INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	23-2413500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
3061 Industry Drive Lancaster, PA	17603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-397-2777

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e):                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Indemnification Agreement.  On August 20, 2010, the Company entered into an Indemnification Agreement (the “Agreement”) with each of Margaret Guzzetti and Howard M. Eckstein.  Each Agreement provides for indemnification of the employee for expenses, settlement amounts, judgments, fines and penalties incurred by him or her in the event he or she is, or is threatened to be made, a party to any legal proceeding by virtue of his or her status as a director, officer, employee or agent of Herley or while serving in such capacity for another enterprise at Herley’s request.  If the employee is successful as to one or more but less than all claims, issues or matters in a proceeding, the Company will indemnify him or her against all expenses incurred in connection with each successfully resolved claim.  In each case,  in order to be entitled to indemnification, the employee must have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Herley and, with respect to any criminal proceeding, the employee must have had no reasonable cause to believe his or her conduct was unlawful.  With respect to proceedings by or in the right of Herley, indemnification will not be made if the employee is judged to be liable to Herley and such indemnification is not permitted by the laws of the State of Delaware or other applicable law.

The Agreement also provides for a procedure for determining whether, and to what extent, the employee is entitled to indemnification, and provides for the advancement of expenses by Herley during a proceeding.  Following a change of control, (as defined in the Agreement), an employee seeking indemnification under the Agreement is presumed to be entitled to indemnification.  In the event of a potential change of control (as defined in the Agreement), an employee seeking indemnification under the Agreement may request that a trust be established for anticipated expenses, judgments, fines, penalties and settlement amounts of the legal proceeding.

The foregoing description of the Agreement is intended to be a summary only.  The summary is qualified in its entirety by the full text of the form of  Indemnification Agreement which is filed as an exhibit to this Current Report.

Director Compensation.   Herley previously reported, on a Form 8-K Current Report filed July 21, 2010, that, in addition to an annual retainer, the Company’s independent directors would receive restricted stock grants with a value of $25,000 in each of fiscal 2011 and 2012 as additional compensation intended to compensate them for their efforts beyond those typically expected of independent directors.  However, the amount of the additional compensation was incorrectly stated.  By way of correction, the Company’s independent directors will receive restricted stock grants with a value of $50,000, with $25,000 vesting in each of fiscal 2011 and 2012 on January 1 of such fiscal years.

Item 9.01:                      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2010	HERLEY INDUSTRIES, INC. By: _/s/John A. Carroll____________ John A. Carroll Vice President, Human Resources